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                                                                 Exhibit (d)(1)


                             NUR Macroprinters Ltd.
                  (previously, NUR Advanced Technologies Ltd.)

                             2000 Stock Option Plan
                                  (as amended)

1.   Establishment, Purpose, and Definitions

     (a) This, the 2000 Stock Option Plan (the "Plan") of NUR Macroprinters Ltd. (the "Company"), has been adopted and approved by the Board of Directors of the Company (the "Board") on August 9, 2000.

     (b) The purpose of the Plan is to provide a means whereby eligible individuals (as defined in paragraph 4, below) may acquire Ordinary Shares of the Company par value NIS 1.0 each (the "Shares") pursuant to the exercise of options granted under the Plan (the "Options"). Options may be granted on the basis of past or future services by employees of the Company or of Affiliates ("Service Options"), or on the basis of past or future services by non-employees of the Company or of Affiliates ("Non-Employee Options").

     (c) The term "Affiliates" as used in the Plan means any subsidiary corporation of the Company and any subsidiary which becomes such after adoption of the Plan.

2.   Administration of the Plan

     (a) The Plan shall be administered by the Board or by a committee elected by the Board (the "Committee"), under such terms and conditions as the Board shall determine. Members of the Committee shall serve at the pleasure of the Board. At least one member of the Committee shall be an independent director, such that such person would be qualified to serve on the Committee under the provisions of Section 2(b)(ii) below. The Committee shall select one of its members as chairman, and the provisions of the Articles of Association of the Company as to committees of the Board shall apply to the meetings of the Committee, including the provisions relating to the convening of meetings, the adoption of resolutions, and the adoption of resolutions in writing. Until such time as the Board shall delegate the administration of the Plan to the Committee or if the Board chooses not to delegate the administration of the Plan to the Committee, each reference in this Plan to "the Committee" shall be construed to refer to the Board.

     (b) In the event that the Company becomes subject to the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended


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         ("Rule 16b-3"), then, notwithstanding the provisions of Section 2(a)
         above, (i) the Committee shall consist of two or more members of the board or such lesser number of members of the Board as permitted by Rule 16b-3, and (ii) none of the members of the Committee shall receive, while serving on the committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities under (y) the plan, or (z) any other plan of the Company or its Affiliates under which the participants are entitled to acquire Shares (including restricted Shares), stock, options, stock bonuses, related rights, or stock appreciation rights of the company or any of its Affiliates, other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. The limitations set forth in this Section 2(b) shall automatically incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b-3.

     (c) None of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of Options or Shares under the Plan.

     (d) The Committee shall determine, from time to time, which eligible individuals (as detailed in paragraph 4, below) shall be granted Options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Shares), and the number of Shares subject to such Options.

     (e) The Committee shall entitle each Israeli Employees (as defined below), who is an eligible individual (as detailed in paragraph 4, below), within ten (10) days from the date of its decision to grant the option to him, but prior to the execution of the Share Option Agreement, to elect, by signing a statement in the form of Appendix A (the "Election Notice"), to have the Options granted to him to be subject to either of
         (i) a plan pursuant to Section 102 of the Income Tax Ordinance (New Version) (the "Income Tax Ordinance") or (ii) a plan pursuant to
         Section 3(i) of the Income Tax Ordinance.

     (f) Subject to paragraph 9(b) below, the Committee may amend the terms of any outstanding Option granted under this Plan, provided however that the Exercise Price (as defined in paragraph 5 below) of an outstanding Option may not be amended, and further provided that any amendment which would adversely affect the optionee's rights under an outstanding Option shall not be made without the optionee's written consent. The Committee may, with the optionee's written consent, cancel any outstanding Options or accept any outstanding Option in exchange for a new Option.

     (g) Subject to paragraph 9(b) below, the Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and


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         regulations as, in its opinion, may be advisable in the administration of the Plan; to construe and interpret the Plan, the rules and regulations, and the instruments evidencing Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

3.   Shares Subject to the Plan

     (a) The aggregate number of Shares available through the grant of Options under the Plan (the "Option Shares") shall be 2,000,000. The Option Shares shall be available through Service Options and/or Non-Employee Options.

         If an Option is surrendered (except surrender for the exercise into Shares) or for any other reason ceases to be exercisable in whole or in part, the Shares which were subject to such Option but as to which the Option had not been exercised shall continue to be available under the Plan.

     (b) If there is any change in the Shares subject to the Plan, or the Shares subject to any Option granted under the Plan, through merger, consolidation, reorganization, recapitalization, reincorporation share split, distribution of bonus shares, a rights offering, or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number and kind of Shares subject to the Plan, and the number and kind of Shares and the Exercise Price, as defined in paragraph 5 below.


4.   Eligible Individuals

     (a) Individuals who shall be eligible to have granted to them, or on their behalf, subject to Paragraph 2(c) above, (i) the Service Options provided for by the Plan shall be such employees (including members of the Board who are employees) of the Company or an Affiliate, and (ii) the Non-Employee Options provided for by the Plan shall be such consultants to the Company or an Affiliate and members of the Board (the "Non-Employees"), as the Committee, in its discretion, shall designate from time to time. All grants of Options to Office Holders ("Nosei Misra") - as such term is defined in the Companies law 5759-1999 (the "Companies law") - of any Israeli Company shall be authorized and implemented only in accordance with the provisions of the Companies Law, as in effect from time to time.


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     (b) Employees of the Company or an Affiliate who are subject to payment in
         Israel of tax on their income from the Company or an Affiliate (other than withholding tax), as the Committee, in its discretion, shall determine, shall be defined for the purpose of the Plan as "Israeli Employees". All other Employees of the Company or an Affiliate shall be defined for the purpose of the Plan as "Non-Israeli Employees". Israeli Employees who are shareholders of the Company or an Affiliate, or are otherwise not entitled to the benefits granted pursuant to section 102 of the Income Tax Ordinance (New Version), shall be defined for the purpose of the Plan as "Controlling Employees".

5.   The Option Price

     The exercise price of the Shares covered by each Option (the "Exercise Price") shall be as determined by the Committee; provided, however, that the Exercise Price of any Option granted, shall not be less than eighty percent (80%) of the Stock Value at the time of issuance of such Options. The "Stock Value" at any time shall be equal to the then current Fair Market Value of the Shares. For purposes hereof, the "Fair Market Value" shall mean, as of any date, the last reported sale price, on such date, of the Shares in respect of which options granted under the Plan may then be exercised on the NASDAQ National Market System (or, in the event that the National Market System is not the principal securities exchange on which the Shares are then traded, on such other principal securities exchange), or, in the event that no sales of the Shares took place on such date, the last reported sale price of the Shares on such principal securities exchange on the most recent prior date on which a sale of the Shares took place; provided, however, that if the Shares are not publicly traded on the date on which the Fair Market Value is to be determined, then the "Fair Market Value" shall mean the per share Fair Market Value of the Company as determined by the Board of Directors. If the Committee is unable to agree on the Fair Market Value, then the Fair Market Value shall be determined by an independent valuation expert satisfactory to the Committee. The Fair Market Value as determined by such independent valuation expert shall be conclusive. The Exercise Price of an Option shall be subject to adjustment to the extent provided in paragraph 3(b) above.

6.   Grant of Options: Dividends and Voting Rights

     (a) The effective date of the grant of an Option (the "Date of Grant") shall be the date specified by the Committee in its determination relating to the award of such Option. The Committee shall promptly give the employee written notice


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         (the "Notice of Grant") of the grant of an Option and a written share
         Option agreement (the "Share Option Agreement") shall promptly be executed and delivered by and on behalf of the Company and the employee (with respect to Israeli Employees) (The Share Option Agreement shall be exercised immediately following the receipt of the Election Notice). The terms of such Share Option Agreement shall be determined by the Committee, subject to the terms of the Plan.

     (b) Subject to the vesting provisions of paragraph 7(c), each Option may be exercised, in whole or in part, at any time during the period (the "Option Period") set forth in the Share Option Agreement. Options not exercised during the Option Period shall terminate upon the expiration thereof.

     (c) To the extent that any dividend is payable on the Shares under applicable law, or the Articles of Association of the Company, all Shares issued upon the exercise of Options (whether or not held in the Trust (as hereinafter defined)) shall entitle the Beneficial Employee thereof to receive dividends with respect thereto. For so long as such Shares are held in the Trust (as hereinafter defined), any and all dividends received by the Trustee (as hereinafter defined) on such Shares shall be paid by the Trustee to the Beneficial Employee thereof, subject to any required withholding of tax in respect thereof.

     (d) Promptly following each Notice of Grant, the Company and the employee shall sign the Share Option Agreement, and the grant shall become effective only when the Share Option Agreement has been so signed. Each of the Company and the employee shall receive and retain a copy of the Share Option Agreement. The Share Option Agreement shall contain such terms and provisions, not inconsistent with the Plan, as may be determined by the Committee.

     (e) Except as provided in the immediately following sentence, in order to exercise an Option, the employee shall complete and execute a Notice of Exercise (in such form as may be prescribed by the Committee from time to time) and shall deliver the same to the Company together with the purchase price of the Shares pursuant to paragraph 11 hereof. In the case of any Beneficial Employee whose Options are held by the Trustee (as hereinafter defined), such Beneficial Employee shall instruct the Trustee to countersign such Notice of Exercise (the same having been signed by such Beneficial Employee) and to deliver the same to the Company.

     (f) Option Subject to Section 102: Anything herein to the contrary notwithstanding, the Date of Grant of Options to Israeli Employees, who are not Controlling Employees, and elected to have their Options issued under a plan pursuant to Section 102 to the Income Tax Ordinance (the "102 Plan"),


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         shall not be earlier than the date at which the Trustee (as hereinafter defined) was approved by the Israeli Commissioner of Income Tax.

         All Options granted under the 102 Plan to Israeli Employees shall be granted (and a copy of the Share Option Agreement shall be given) to a trustee designated by the Board (the "Trustee") and approved by the Israeli Commissioner of Income Tax and the Trustee shall hold each such Option and the Shares issued upon exercise thereof in trust (the "Trust") for the benefit of the employee in respect of whom such Option was granted (the "Beneficial Employee"). By agreement with the Trustee, the Company shall cause the Trustee (subject to the vesting provisions of paragraph 7(c) hereof) to exercise such Options by countersigning and delivering to the Company a notice of exercise (the "Notice of Exercise"), upon receipt of written instructions from the Beneficial Employee thereof, provided the Beneficial Employee has made appropriate arrangements for the payment of the exercise price of the Shares issuable upon such exercise.

         Anything herein to the contrary notwithstanding, no Options or Shares granted to the Trustee pursuant to this sub-section (f) above shall be released from the Trust until the later of (a) two (2) years after the Date of Grant, or (b) the vesting of such Options pursuant to paragraph 7(c) hereof (such later date being hereinafter referred to as the "Release Date"). Subject to the terms hereof, at any time after the Release Date with respect to any Options or Shares, the following shall apply:

         (i) Options granted, and/or Shares issued, to the Trustee shall continue to be held by the Trustee, on behalf of the Beneficial Employee. From and after the Release Date, upon the written request of any Beneficial Employee, the Trustee shall release from the Trust the Options granted, and/or the Shares issued, on behalf of such Beneficial Employee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Employee, provided, however, that the Trustee shall not so release any such Options and/or Shares to such Beneficial Employee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

         (ii) Alternatively, from and after the Release Date, upon the written instructions of the Beneficial Employee to sell any Shares issued upon exercise of Options, the Trustee shall take such steps as may be required to effect such sale and shall transfer such Shares to the purchaser concurrently with the receipt, or after having made suitable


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              arrangements to secure the payment of the proceeds of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Employee, reporting to such Beneficial Employee and to the Company the amount so withheld and paid to said tax authorities.

     (g) Option Subject to Section 3(i): All Options granted under the Plan to Israeli employees, who elected to have their Options issued under a Plan pursuant to Section 3(i) to the Income Tax Ordinance (the "3(i) Plan") shall be granted (and a copy of the Share Option Agreement shall be given) by the Company to a trustee designated by the Board (who may be the Trustee), the Trustee shall hold each such Option in trust (the "Trust") for the Beneficial Employee, and no Options shall be released from the Trust until the vesting of such Option pursuant to Section 7(c) hereof (the "Release Date"). From and after the Release Date, upon the written request of any Beneficial Employee, the Trustee shall release from the Trust the Options granted and exercise them on behalf of such Beneficial Employee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Employee, provided, however, that the Trustee shall not so release and exercise any such Options on behalf of the Beneficial Employee unless the latter, prior to, or concurrently with, such release and exercise, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes and/or compulsory payments, if any, required to be paid upon such release and exercise have, in fact, been paid.


7.   Terms and Conditions of Options

     (a) The Committee shall determine the term of each Option granted under the Plan; provided, however, that the term of an Option shall not be for more than ten (10) years.

     (b) Upon termination of employment (regardless of whether or not termination is by the employee or employer, due to death or disability), all unvested Options shall lapse, and within three (3) months from such termination all vested but not-exercised Options shall lapse

     (c) Upon termination of employment by employer for cause (as defined hereunder), all unvested and vested but not exercised Options shall lapse immediately.

           Cause shall mean, henceforth and hereinafter, with respect to both Employees and Service Providers (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) embezzlement of funds of the Company or its


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           subsidiaries or its affiliates; (iii) any breach of the Optionees fiduciary duties or duties of care of the Company or serious breach of trust, including without limitation disclosure of confidential information of the Company or its subsidiaries; (iv) engaging in business competitive with the business of the Company; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board of Directors to be materially detrimental to the Company or its subsidiaries.

     (c) All Service Options granted shall vest over a three or four year period. One-third of such Options will vest after the first or second anniversary of the Date of Grant, the second third will vest after the second or third anniversary of the Date of Grant, and the remaining Options will vest after the third or fourth anniversary of the Date of Grant. Notwithstanding the foregoing and subject to paragraph 2(f) above, the Committee may determine different vesting schedules for Service Options. Non-Employee Options shall vest at the discretion of the Committee.

     (d) The Share Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with the Plan).

8.   Use of Proceeds

     Cash proceeds realized from the exercise Options granted under the Plan shall constitute general funds of the Company.

9.   Amendment, Suspension, or Termination of the Plan

     (a) The Board may at any time amend, extend, suspend, or terminate the Plan as it deems advisable; provided that such amendment, extension, suspension, or termination complies with all applicable legal requirements.

     (b) Notwithstanding anything herein to the contrary, the Board shall in no event amend the Plan in the following respects without the consent of shareholders then sufficient to approve the Plan in the first instance:

         (i) To increase the maximum number Shares subject to Options issued under the Plan; or

         (ii) To change the designation or class of persons eligible to receive Options under the Plan.


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     (c) No Option may be granted under the Plan during any suspension of, or after the termination of, the Plan, and no amendment, suspension, or termination of the Plan, shall without the affected individual's consent, alter or impair any rights or obligations under any Option previously granted under the Plan. The Plan shall terminate with respect to the grant of Options on August 31, 2008 unless previously terminated or extended by the Board pursuant to this paragraph 9.

10.  Assignability

     Each Option granted pursuant to this Plan shall, during the Optionee's lifetime, be exercisable only by him or her or by his or her legal guardian, and neither the Option nor any right hereunder shall be transferable by Optionee by operation of law or otherwise other than by will or the laws of descent and distribution.

11.  Payment Upon Exercise of Options

     Payment of the Exercise Price upon exercise of any Option granted under this Plan shall be made in cash in such currency as the Committee shall specify in the applicable Share Option Agreement; provided, however, that, subject to applicable Israeli laws (including, without limitation, currency control laws), the Committee, in its sole discretion, may permit an Optionee to pay the Exercise Price in whole or in part (i) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell Shares and deliver all or a portion of the proceeds to the Company in payment for the Shares; (ii) by delivery of the Optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; (iii) in any combination of the foregoing.


12.  Restrictions on Transfer of Shares

     The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the Shareholders of the Company at the time such Share is acquired, as well as to such other restrictions as the Committee shall deem advisable.

13.  Miscellaneous

     (a) Tax Matters -- All tax consequences under any applicable law which may arise from the grant of an Option, from the exercise thereof, from the sale of Share


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         by the employee or from any other act of the Company or such employee in connection with any of the foregoing shall be borne solely by such employee, and such employee shall indemnify the Company and each subsidiary of the Company, and hold them harmless, against and from any liability for any such tax or any penalty, interest or indexation thereon or thereof.

     (b) Currency Control Provisions -- For so long as, and to the extent that, the Israel Currency Control Law, 1978 (the "Control Law") shall so require, the following provisions shall apply:

         (i) Certificates, if any, representing Shares issued hereunder shall be delivered to a bank in Israel which is an authorized dealer in foreign currency (within the meaning of the Control Law) ("Authorized Dealer") to hold the same for the benefit of the employee pursuant to the terms of the Plan and any applicable Share Option Agreement, and in conformity with the applicable requirements of the Controller of Foreign Currency in the Bank of Israel;

         (ii) All payments of the purchase price shall be effected by the employees through an Authorized Dealer; and

         (iii) The proceeds of any sale by the employee (or by the Trustee at the discretion and on behalf of any employee) of Shares which is effected in foreign currency shall be remitted to Israel, and deposited with an Authorized Dealer, immediately upon receipt thereof, and in all events not later than sixty (60) days after the date on which the certificate, if any, representing such Shares is received by the Trustee (on behalf of such employee) for purposes of sale.

     (c) Governing Law -- The Plan and all instruments issued thereunder, or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.


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